UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	369 N. New York Avenue, Suite 201 Winter Park, Florida (Address of principal executive offices)	32789 (Zip Code)

Registrant’s telephone number, including area code: (407) 904-3324

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

.01

Title of each class:	Trading Symbols	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CTO	NYSE
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CTO-PA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by CTO Realty Growth, Inc., a Maryland corporation (the ”Company”), in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 30, 2024, the Company and certain subsidiaries of the Company entered into a Credit Agreement, as amended by the First Amendment to Credit Agreement and Joinder, dated as of December 20, 2024 (as so amended, the “Existing Credit Agreement”) for a term loan facility (the “2029 Facility”).

On September 25, 2025, the Company and certain subsidiaries of the Company entered into a Second Amendment to the Credit Agreement (the “Second Amendment”, and the Existing Credit Agreement as amended by the Second Amendment, the “Credit Agreement”).

Pursuant to the Second Amendment:

●	the aggregate principal amount of the 2029 Facility was increased from $100 million to $125 million; and

●	a new incremental term loan facility (the “2030 Facility” and, together with the 2029 Facility, the “Facilities”) in an aggregate principal amount of $125 million was added to the Credit Agreement.

The 2030 Facility was provided by a syndicate of banks led by KeyBank National Association as Administrative Agent. Co-Syndication Agents included PNC Bank, National Association, Regions Bank, and Truist Bank. Additional participating banks included Raymond James Bank, Synovus Bank, and Wells Fargo Bank, National Association. The bank group providing the 2029 Facility remains unchanged.

Borrowings under the Credit Agreement bear interest at a rate equal to either (i) the Applicable Margin plus the Base Rate (each as defined in the Credit Agreement), (ii) the Applicable Margin plus Daily Simple SOFR (as defined in the Credit Agreement) or (iii) the Applicable Margin plus Term SOFR (as defined in the Credit Agreement).

The Company is subject to customary restrictive covenants under the Facilities, including, but not limited to, limitations on the Company’s ability to: (i) incur indebtedness; (ii) make certain investments; (iii) incur certain liens; (iv) engage in certain affiliate transactions; and (v) engage in certain major transactions such as mergers. In addition, the Company is subject to various financial maintenance covenants as described in the Credit Agreement.

The foregoing descriptions of the Credit Agreement and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Second Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 25, 2025, the Company issued a press release (the “press release”) announcing the Company’s entry into the Second Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, unless it is specifically incorporated by reference therein.

The furnishing of the press release is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the press release includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued September 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 25, 2025

CTO Realty Growth, Inc.

By: /s/ Philip R. Mays

Philip R. Mays, Senior Vice President, Chief Financial Officer, and Treasurer

(Principal Financial Officer)